Exhibit 99.1

NEWS RELEASE

Gray Closes Hoak Acquisition and Completes Refinancing of its Senior Credit Facility

Atlanta, Georgia – June 13, 2014. . . Gray Television, Inc. (“Gray,” “we,” “us” or “our”) (NYSE: GTN and GTN.A) today announced that it completed a series of transactions (the “Hoak Acquisition”) that resulted in Gray acquiring 12 television stations and programming of three additional television stations from Hoak Media, LLC (“Hoak”) and Parker Broadcasting, Inc. (“Parker”). In addition, Gray completed the refinancing of its senior credit facility, which now consists of a seven-year $525 million term loan facility and a five-year $50 million revolving credit facility. The proceeds from the term loan were used primarily to complete the Hoak Acquisition for approximately $306 million including working capital adjustments and to refinance $159 million outstanding under our previously existing term loan, pay transaction fees and expenses, and for other general corporate purposes. We did not draw any amounts under the refinanced revolving credit facility.

The Hoak Acquisition significantly expanded Gray’s growing portfolio of market-leading owned and/or operated television stations with the acquisition of the following television stations:

STATION	AFFILIATION	MARKET	MARKET RANK

KSFY	ABC	Sioux Falls, SD	111
KABY*	ABC	Sioux Falls, SD	111
KPRY*	ABC	Sioux Falls, SD	111
KVLY	NBC	Fargo-Valley City, ND	116
KNOE	CBS	Monroe- El Dorado, LA	137
KFYR	NBC	Minot-Bismarck-Dickinson, ND	145
KMOT*	NBC	Minot-Bismarck-Dickinson, ND	145
KUMV*	NBC	Minot-Bismarck-Dickinson, ND	145
KQCD*	NBC	Minot-Bismarck-Dickinson, ND	145
KALB	NBC/CBS	Alexandria, LA	179
KNOP	NBC	North Platte, NE	208
KIIT-LP	FOX	North Platte, NE	208
* satellite station

When announcing the Hoak Acquisition on November 20, 2013, Gray reported that Excalibur Broadcasting, LLC (“Excalibur”) would acquire five television stations in existing or future Gray markets from Hoak, Parker, and Prime Cities Broadcasting, Inc. (“Prime Cities”), and that Gray would operate these stations through shared services agreements. As a result of new FCC policies announced and imposed after the parties entered into those agreements, Excalibur and its counter-parties have abandoned those transactions.

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Nevertheless, Gray has secured alternative agreements with Hoak, Parker, and Prime Cities whereby Gray will be able to attain the economic benefits sought in the original set of agreements. In particular:

●

KHAS-TV, Lincoln-Hastings, Nebraska: Late last night, KHAS-TV ceased broadcasting. This morning, Hoak transferred to Gray all of the station’s affiliation, programming, and operational agreements, as well as its tower, studio, and other tangible and intangible assets other than its FCC license and transmission equipment. At the same time, Gray hired KHAS-TV’s employees. To preserve and expand NBC programming in the market, Gray launched a new “NBC Nebraska” service on the primary channel of one of its own stations in the Lincoln-Hastings, Nebraska market, KSNB-TV. To accommodate the new NBC service on KSNB-TV’s primary channel, Gray moved the station’s pre-existing program line-up consisting of MeTV Network, My Network, local news and other programming to KSNB-TV’s channel 4.2.

●

KNDX-TV/KXND-TV, Minot-Bismarck, North Dakota: Last month, Gray announced that it had acquired certain assets associated with KNDX-TV and KXND-TV, the Prime Cities stations operating as the Fox affiliate for the Minot-Bismarck, North Dakota market. Late last night, Prime Cities ceased broadcasting KNDX-TV in Bismarck and KXND-TV in Minot. Prime Cities, however, continued regular broadcasts on its low power stations in the Minot-Bismarck market, which are operated by Gray pursuant to a local marketing agreement until Gray completes its acquisition of the licenses of these low power stations.

Early this morning, KFYR-TV and the other NBC affiliated stations acquired by Gray in the Minot-Bismarck market began simulcasting the signals of the low power stations on their multicast channels. Consequently, the Fox and other programming previously offered by Prime Cities are now available from the Gray-owned and NBC affiliated stations in the market. The Fox operation will continue to be known as “KNDX” and “Western Dakota Fox.”

●

KXJB-TV (CBS) Fargo, North Dakota, and KAQY-TV (ABC), Monroe, Louisiana. As a result of the Hoak Acquisition, Gray assumed essentially all of Hoak’s contracts. Included in those contracts were Hoak’s rights to provide back-office services and limited programming to Parker’s KXJB-TV and KAQY-TV through the former Hoak (now Gray) television stations located in Fargo and Monroe, respectively.

Gray has now closed on all previously announced transactions, other than its proposed acquisition of three television stations in Montana for approximately $2.0 million announced on May 7, 2014. (Gray operates two of these stations through a pre-closing local marketing agreement and sells advertising for the third station through a pre-existing joint sales agreement.) Including these Montana television stations, Gray now owns and/or operates television stations in 42 television markets broadcasting 139 program streams including 75 affiliates of the Big Four networks (ABC, CBS, NBC and FOX). We own and/or operate the number-one ranked television station in 28 of those 42 markets and the number-one or number-two ranked television station operations in 38 of those 42 markets.

Wells Fargo Securities, LLC served as financial advisor and Cooley LLP served as primary legal counsel for Gray on the Hoak transactions. Jack Goodman served as legal counsel for Excalibur. Moelis & Company LLC served as financial advisor and Akin Gump Strauss Hauer and Feld, LLP served as primary legal counsel for Hoak. Kepper, Tupper & Company served as financial advisor and Denton served as primary legal counsel for Prime Cities.

Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets1 served as the lead arrangers for Gray’s amended senior credit facility, and Jones Day served as principal legal counsel to Gray for the financing transactions.

About Gray Television, Inc.

We are a television broadcast company headquartered in Atlanta, Georgia, that owns and/or operates television stations and leading digital assets in markets throughout the United States. Upon completion of all pending transactions, we will own and/or operate television stations in 42 television markets broadcasting 139 program streams including 75 affiliates of the Big Four networks (ABC, CBS, NBC and FOX). At that time, our owned and/or operated stations will include twenty-seven channels affiliated with the CBS Network, twenty-four channels affiliated with the NBC Network, fourteen channels affiliated with the ABC Network and ten channels affiliated with the FOX Network. We will then own and/or operate the number-one ranked television station in 28 of those 42 markets and the number-one or number-two ranked television station operations in 38 of those 42 markets. We will reach approximately 7.4 percent of total United States television households.

Cautionary Statements for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws. These “forward-looking statements” are not statements of historical facts, and may include, among other things, statements about our recently completed and pending acquisitions. Actual results are subject to a number of risks and uncertainties and may differ materially from the current expectations and beliefs discussed in this press release. All information set forth in this release is as of June 13, 2014. We do not intend, and undertake no duty, to update this information to reflect future events or circumstances. Information about certain potential factors that could affect our business and financial results and cause actual results to differ materially from those expressed or implied in any forward-looking statements are included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," in our Annual Report on Form 10-K for the year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, each of which is on file with the U.S. Securities and Exchange Commission (“SEC”) and available at the SEC's website at www.sec.gov, as well as future reports we file with the SEC.

CONTACTS:

Hilton H. Howell, Jr., President and Chief Executive Officer, 404-266-5512

Jim Ryan, Senior Vice President and Chief Financial Officer, 404-504-9828

Kevin P. Latek, Senior Vice President, Business Affairs, 404-266-8333

Web Site: www.gray.tv

1 RBC Capital Markets is a brand name for the capital markets businesses of Royal Bank of Canada and its affiliates.